Exhibit 10.1

AGREEMENT FOR GUARANTEE MAXIMUM PRICE

CONSTRUCTION SERVICES

CHANGE ORDER

31 March 2004

Project: Wynn Las Vegas (Le Rêve)	Change Order No.: 3

“Contractor”: MARNELL CORRAO ASSOCIATES, INC. 4495 South Polaris Avenue Las Vegas, Nevada 89103	“Owner”: WYNN LAS VEGAS, LLC 3145 Las Vegas Boulevard So. Las Vegas, Nevada 89109

That certain Agreement for Guaranteed Maximum Price Construction Services between Owner and Contractor for Le Rêve dated as of June 4, 2002 (“Contract”) is hereby modified as follows:

1.	SCOPE OF WORK

The Scope of Work is changed as follows:

A.	Motorized Drapery and Lighting Control Additions

(i)	Description. MCA shall provide all additional work necessary to incorporate motorized draperies into the Typical Guestrooms as well as improvements to the drapery and lighting controls in the Suite Guestrooms. All work shall be completed in accordance with WDD change directive dated 9/10/03, JBA design sketches dated 8/28/03 and Butler Ashworth Notice of Clarification dated 9/17/03, 9/18/03 and 9/23/03 respectively.

(ii)	Increase to Guaranteed Maximum Price. Total increase per MCA Change Order Proposal No. 12 dated 11 December 2003 as modified and accepted by WDD 22 March 2004, $1,832,865.

B.	Typical Guestroom Wallcovering

(i)	Description. Install Owner furnished vinyl wallcovering in all Typical and Suite attachable Guestrooms in lieu of the previously specified paint finish. Installation shall conform to the requirements of the Typical Model Room located in the Palm Tower.

(ii)	Increase to Guaranteed Maximum Price. Total increase per MCA Change Order Proposal No. 11 dated 28 October 2003, $589,042.

C.	Hors d’ Oeuvre Kitchen

(i)	Description. Convert Pantry # 13 located in the Convention support area into a hors d’ oeuvre kitchen and Storage Rooms 2 and 3 into chilled preparation rooms to support revised banquet catering program request from Wynn Las Vegas Operations.

(ii)	Increase to Guaranteed Maximum Price. Total increase per WDD Change Directive dated 13 November 2003, $517,360.

D.	Theatrical Infrastructure and Electrical for Lake Lighting

(i)	Description. Provide all pathway conduits, wire and terminations for Theatrical systems and installation of Owner Furnished Fixtures for Lake Lighting system.

(ii)	Increase to Guaranteed Maximum Price. Total increase per MCA Change Order Proposal No. dated 31 March 2004, $3,700,000.

E.	Additional Contractor’s Fee

(i)	Description. Pursuant to section 18.5.2 of the Contract, Contractor is entitled to an additional Contractor’s Fee equal to 3% of any Change to the Cost of the Work that is in excess of $931,883,710.

(ii)	Increase to Guaranteed Maximum Price. Total increase in Contractor’s Fee as detailed below $86,384.

Current Contract Amount thru CO#2	$982,123,905
Change Order #3 Cost	$6,639,267
Subtotal	$934,763,172
Less Fee Increase Limit	$931,883,710
Cost Basis for Fee	$2,879,462
Additional Fee @ 3%	$86,384
Total Scope of Work Change Order No. 3 amount	$6,725,651

2.	INCREASE TO GUARANTEED MAXIMUM PRICE.

The Guaranteed Maximum Price set forth in Section 3.1 of the Contract is by this Change Order hereby increased from $928,123,905.00 to $934,849,556.00, based on the Changes described in Paragraph 1 above. The detailed breakdown of the foregoing increase is contained in the Revised Contractors Work and Guaranteed Maximum Price Breakdown labeled as Revised Exhibit F and dated 31 March 2004, and attached to this Change Order. Accordingly, the original Guaranteed Maximum Price Breakdown attached as Exhibit F to the Contract is hereby deleted and substituted therefore is the Revised Contractors Work and Guaranteed Maximum Price Breakdown attached hereto. From and after the date of this Change Order, all references in the Contract Documents to the “Guaranteed Maximum Price Breakdown” attached as Exhibit F to the Contract, shall mean and refer to the Revised Contractors Work and Guaranteed Maximum Price Breakdown attached hereto as Revised Exhibit F. From and after the date of this Change Order, any and all references in the Contract Documents to the “Guaranteed Maximum Price” shall mean the amount of $934,849,556.00.

3.	PROJECT SCHEDULE

The current Project Schedule dated 31 August, 2003 and attached as Exhibit B to the Contract shall remain unchanged. The Contract Time of 910 calendar days from Date of Commencement, and the Guaranteed Date of Substantial Completion, as defined in Section 4.1 of the Contract, remain unchanged by this Change Order.

All initial capitalized terms used in this Change Order shall have the meaning ascribed to them in the Contract, unless otherwise defined herein. This Change Order is effective as of 31 March, 2004.

OWNER:		CONTRACTOR:

WYNN LAS VEGAS, LLC, a Nevada limited liability company,		MARNELL CORRAO ASSOCIATES, INC., a Nevada corporation

By:	/s/ TODD NISBET	By:	/s/ PERRY EIMAN

Name:	Todd Nisbet	Name:	Perry Eiman
Title:	Assistant Secretary	Its:	President

ARCHITECT:

BUTLER/ASHWORTH ARCHITECTS, LLC

By:	/s/ GLEN ASHWORTH

Name:	Glen Ashworth
Its:	Vice President and Secretary

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